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                                                                  Exhibit: 10.82

                                 AWARD AGREEMENT
                        UNDER THE FEBC-ALT INVESTORS LLC
                       EMPLOYEE RESTRICTED SECURITIES PLAN

          This Award Agreement (this "Restricted Securities Agreement"), dated as of August 5, 2005 (the "Date of Grant"), is made by and between FEBC-ALT Investors LLC, a Delaware limited liability company (the "Company") and Kristin Ferge (the "Participant"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company Employee Restricted Securities Plan (the "Plan"). Where the context permits, references to the Company shall include Alterra Healthcare Corporation ("Alterra"), and any successor to the Company or Alterra.

          1. Percentage of Interests. The Company hereby grants to the Participant 0.63% of the membership interests of the Company (such percentage, the "Restricted Securities"), subject to all of the terms and conditions of this Restricted Securities Agreement and the Plan.

          2. Lapse of Restrictions.

               (a) Vesting. The restrictions on transfer set forth in Section 2(b) hereof shall lapse as follows, subject to the continued employment of Participant by the Company:

Provided a Participant remains continuously employed by the Company until the consummation of an Initial Public Offering, 25% of the Restricted Securities shall be vested as of the Date of Grant. In addition, provided, the Participant has remained continuously employed by the Company, or, following the consummation of the Brookdale Senior Living Transaction, any successor to the Company, as of each such date, 25% of the remaining 75% of the Restricted Securities shall vest at the end of the third, fourth and fifth years following the Date of Grant; provided that, upon the occurrence of a Change in Control, 100% of the Restricted Securities that are not vested at that time shall immediately vest.

Upon any termination of the Participant's employment with the Company prior to the occurrence of an Initial Public Offering, any Restricted Securities pursuant to this Restricted Securities Agreement shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company on a pro-rata basis without consideration of any kind and neither the Participant nor any of the Participant's successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Securities.

From and following the occurrence of an Initial Public Offering, upon termination of the Participant's employment with the Company other than termination by the Company (or any successor) without Cause or by the Participant for Good Reason, any Restricted Securities as to which the restrictions on transferability described in this Section shall not already have lapsed shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind and neither the Participant nor any of the Participant's successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Securities. Notwithstanding the foregoing, if the Participant's employment is terminated by the Company (or its successor) without Cause or by the Participant for Good Reason, then the Participant shall immediately vest in the percentage of Restricted Securities that would have vested on the anniversary of the Date of Grant next following the date of such termination, or, if that percentage is zero, then the percentage of Restricted Securities that would have vested on the anniversary of the Date of Grant following the date of such termination for which the vesting percentage is greater than zero.

               (b) Restrictions. Until the restrictions on transfer of the Restricted Securities lapse as provided in Section 2(a) hereof, or as otherwise provided in the Plan, no transfer of the Restricted Securities or any of the Participant's rights with respect to the Restricted Securities, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Moreover, subject to Section 7.2 of the Plan, no Restricted Securities shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of prior to the consummation of the Initial Public Offering. Unvested Membership Interests subject to Securities Awards may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture until such Membership Interests become vested. Unless the Board or any other entity designated by the Board to administer the Plan (the "Administrator") determines otherwise, upon any attempt to transfer Restricted Securities or any rights in respect of Restricted Securities before the lapse of such restrictions, such Restricted Securities, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company (or, if prior to an IPO, the members of the Company on a pro rata basis) without consideration of any kind.

          3. Adjustments. Pursuant to Section 4.2 of the Plan, in the event of a change in capitalization as described therein, the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding Restricted Securities. Upon the consummation of the Brookdale Senior Living Transaction, each share underlying the Restricted Securities shall be automatically converted into such number of Brookdale Senior Living securities as the Board, in its sole discretion, deems appropriate. The vesting schedule of the Restricted Securities shall continue in effect following such transaction, except that service with Brookdale Senior Living Inc. or any surviving or continuing entity shall be considered service with the Company for purposes


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

of such schedule.

          4. Legend on Certificates. The Participant agrees that any certificate issued for Restricted Securities (or, if applicable, any book entry statement issued for Restricted Securities) prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

     THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE (THE "RESTRICTIONS") AS SET FORTH IN THE FEBC-ALT INVESTORS LLC EMPLOYEE RESTRICTED SECURITIES PLAN AND A RESTRICTED SECURITIES AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND FEBC-ALT INVESTORS LLC, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE MEMBERSHIP INTERESTS IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH MEMBERSHIP INTERESTS AS PROVIDED BY SUCH PLAN AND AGREEMENT.

          5. Certain Changes. The Administrator may accelerate the date on which the restrictions on transfer set forth in Section 2(b) hereof shall lapse or otherwise adjust any of the terms of the Restricted Securities; provided that, subject to Sections 4.2 and 4.3 of the Plan, no action under this Section shall adversely affect the Participant's rights hereunder.

          6. Notices. All notices and other communications under this Restricted Securities Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below:

     If to the Company:     FEBC-ALT Investors LLC
                            11251 Avenue of the Americas
                            16th Floor


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                            New York, NY 10020

                            Facsimile: (414) 918-5055
                            Attn: Chief Executive Officer

     If to the Participant: W143 N6754 Aspen Drive
                            Menomonee Falls, WI 53052

                            Facsimile: _____________

Either party hereto may change such party's address for notices by notice duly given pursuant hereto.

          7. Securities Laws Requirements. The Company shall not be obligated to transfer any Membership Interests to the Participant free of the restrictive legend described in Section 4 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the "Securities Act") (or any other federal or state statutes having similar requirements as may be in effect at that time).

          8. No Obligation to Register. The Company shall be under no obligation to register the Restricted Securities pursuant to the Securities Act or any other federal or state securities laws.

          9. Lock-Up. To the extent required by the Company, the Participant shall not transfer any Restricted Securities acquired pursuant to the Plan for a period of 180 days following the closing of an Initial Public Offering or such longer or shorter period of time as may be reasonably requested by the Company's underwriter in connection with such Initial Public Offering, or if such Initial Public Offering is in connection with a sale or similar corporate transaction, such longer period of time as may be set forth in any lock-up or market stand-off agreement executed by the beneficial owners of at least 50% of the outstanding Restricted Securities immediately before such sale or similar corporate transaction.

          10. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Securities by any holder thereof in violation of the provisions of this Restricted Securities Agreement or the Certificate of Formation or the Amended and Restated Limited Liability Company Agreement of FEBC-ALT Investors LLC, will be valid, and the Company will not transfer any of said Restricted Securities on its books nor will any of such Restricted Securities be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction


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of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

          11. Taxes. The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect to the Restricted Securities (or, if the Participant makes an election under Section 83(b) of the Code in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Securities. The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or, with the approval of the Administrator, in it sole discretion, by delivering already owned unrestricted Membership Interests, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Membership Interests shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. The Participant shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code. A form of such election is attached hereto as Exhibit A.

     THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER
     SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

The Participant acknowledges that the tax laws and regulations applicable to the Restricted Securities and the disposition of the Restricted Securities following vesting are complex and subject to change.

          12. Bonus Payments for Tax Withholding. Notwithstanding the foregoing or any provision of the Plan, if the Participant makes an election pursuant to
Section 83(b) of the Code within 30 days following the Date of Grant with respect to the Restricted Securities, then the Company shall award to the Participant a cash bonus intended to be used solely for purposes of paying the Company's withholding obligations (and any related taxes) with respect to the Participant's Restricted Securities. The bonus will be in an amount equal to, on an after tax basis, the Company's withholding obligation with respect to the Membership Interests for which the Participant has timely made such election, up to 100% of the Membership Interests subject to this Restricted Securities Agreement, and the Company shall directly remit such bonus to the Internal Revenue Service. If, however, the Participant terminates employment with the Company (or any successor) or the Participant's employment is terminated for Cause, in either case, prior to the occurrence of the first filing with the Securities Exchange Commission with respect to an Initial Public Offering (the "First Filing"), then the Participant shall be required to repay to the Company (or any successor) such bonus, no later than 60 days following such


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termination of employment, or if earlier, immediately prior to the First Filing.

          13. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Restricted Securities Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

          14. Investment Representation. The Participant hereby represents and warrants to the Company that the Participant, by reason of the Participant's business or financial experience (or the business or financial experience of the Participant's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Participant's own interests in connection with the transactions contemplated under this Restricted Securities Agreement.

          15. Restrictive Covenants. The Participant acknowledges that during the period of his employment with the Company or any subsidiary, he shall have access to the Company's Confidential Information (as defined below) and will meet and develop relationships with the Company's potential and existing suppliers, financing sources, clients, customers and employees.

               (a) Noncompetition. The Participant agrees that during the period of his employment with the Company and for the one year period immediately following termination of such employment for any reason or for no reason, the Participant shall not directly or indirectly through others, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five percent of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, provide any Prohibited Services to or for any business enterprise that assist such business to compete with the business activities of the Company or its affiliates in the United States. "Prohibited Services" shall include any service of the type or similar to any service provided by Participant to the Company at any time during the last two years of Participant's employment, and any service that otherwise includes, relies on, is informed by or in any way implicates Participant's knowledge of any of the Company's Confidential Information (defined below) or customer relationships. The Participant further covenants and agrees that this restrictive covenant is reasonable as to duration, terms and geographical area and that the same (i) is reasonably necessary to protect the legitimate interests of the Company and its affiliates in the competitive value of their Confidential Information and/or their customer good will, (ii) imposes no undue hardship on the Participant, and
(iii) is not injurious to the public. Any violation of this restrictive covenant shall be specifically enforceable in any court with jurisdiction upon short notice.

               (b) Solicitation of Employees, Etc. The Participant agrees that during the period of his employment with the Company and for the two year period


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immediately following the date of termination of the Participant's employment with the Company or any subsidiary for any reason, the Participant shall not, directly or indirectly, solicit or induce any officer, director, employee, agent or consultant of the Company or any of its successors, assigns, subsidiaries or affiliates to terminate his, her or its employment or other relationship with the Company or its successors, assigns, subsidiaries or affiliates for the purpose of associating with any competitor of the Company or its successors, assigns, subsidiaries or affiliates, or otherwise encourage any such person or entity to leave or sever his, her or its employment or other relationship with the Company or its successors, assigns, subsidiaries or affiliates, for any other reason.

               (c) Solicitation of Clients, Etc. The Participant agrees that during the period of his employment with the Company and for the two year period immediately following the date of termination of the Participant's employment with the Company or any subsidiary, for any reason, the Participant shall not, directly or indirectly, through others, solicit or induce or attempt to induce
(i) any customers or clients of the Company or its successors, assigns, subsidiaries or affiliates or (ii) any vendors, suppliers or consultants then under contract to the Company or its successors, assigns, subsidiaries or affiliates, to terminate his, her or its relationship with the Company or its successors, assigns, subsidiaries or affiliates, for the purpose of associating with any competitor of the Company or its successors, assigns, subsidiaries or affiliates, or otherwise encourage such customers or clients, or vendors, suppliers or consultants then under contract, to terminate his, her or its relationship with the Company or its successors, assigns, subsidiaries or affiliates, for any other reason.

               (d) Disparaging Comments. The Participant agrees that during the period of the Participant's employment with the Company and thereafter, the Participant shall not make any disparaging or defamatory comments regarding the Company or, after termination of his employment relationship with the Company, make any comments concerning any aspect of the termination of their relationship. The obligations of the Participant under this subsection shall not apply to disclosures required by applicable law, regulation or order of any court or governmental agency.

Nothing contained in this Section shall limit any common law or statutory obligation that the Participant may have to the Company or any of its affiliates. For purposes of this Section and Section 16, the "Company" refers to the Company and any incorporated or unincorporated affiliates of the Company, including any entity which becomes the Participant's employer as a result of any reorganization or restructuring of the Company for any reason. The Company shall be entitled, in connection with its tax planning or other reasons, to terminate the Participant's employment (which termination shall not be considered a termination for any purposes of this Restricted Securities Agreement, any employment agreement or otherwise) in connection with an invitation from another affiliate of the Company to accept employment with such affiliate in which case the terms


                                        7

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and conditions hereof shall apply to the Participant's employment relationship with such entity mutatis mutandis.

          16. Confidentiality. All books of account, records, systems, correspondence, documents, and any and all other data, in whatever form, concerning or containing any reference to the works and business of the Company or its affiliated companies shall belong to the Company and shall be given up to the Company whenever the Company requires the Participant to do so. The Participant agrees that the Participant shall not at any time during the term of the Participant's employment or thereafter, without the Company's prior written consent, disclose to any person (individual or entity) any information or any trade secrets, plans or other information or data, in whatever form, (including, without limitation, (a) any financing strategies and practices, pricing information and methods, training and operational procedures, advertising, marketing, and sales information or methodologies or financial information and
(b) any Proprietary Information (as defined below)), concerning the Company's or any of its affiliated companies' or customers' practices, businesses, procedures, systems, plans or policies (collectively, "Confidential Information"), nor shall the Participant utilize any such Confidential Information in any way or communicate with or contact any such customer other than in connection with the Participant's employment by the Company. The Participant hereby confirms that all Confidential Information constitutes the Company's exclusive property, and that all of the restrictions on the Participant's activities contained in this Agreement and such other nondisclosure policies of the Company are required for the Company's reasonable protection. Confidential Information shall not include any information that has otherwise been disclosed to the public not in violation of this Agreement. This confidentiality provision shall survive the termination of this Restricted Securities Agreement and shall not be limited by any other confidentiality agreements entered into with the Company or any of its affiliates.

With respect to any Confidential Information that constitutes a "trade secret" pursuant to applicable law, the restrictions described above shall remain in force for so long as the particular information remains a trade secret or for the two year period immediately following termination of Participant's employment for any reason, whichever is longer. With respect to any Confidential Information that does not constitute a "trade secret" pursuant to applicable law, the restrictions described above shall remain in force during Participant's employment and for the two year period immediately following termination of Participant's employment for any reason.

The Participant agrees that the Participant shall promptly disclose to the Company in writing all information and inventions generated, conceived or first reduced to practice by him alone or in conjunction with others, during or after working hours, while in the employ of the Company (all of which is collectively referred to in this Agreement as "Proprietary Information"); provided, however, that such Proprietary Information shall not include (a)


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any information that has otherwise been disclosed to the public not in violation of this Agreement and (b) general business knowledge and work skills of the Participant, even if developed or improved by the Participant while in the employ of the Company. All such Proprietary Information shall be the exclusive property of the Company and is hereby assigned by the Participant to the Company. The Participant's obligation relative to the disclosure to the Company of such Proprietary Information anticipated in this Section shall continue beyond the Participant's termination of employment and the Participant shall, at the Company's expense, give the Company all assistance it reasonably requires to perfect, protect and use its right to the Proprietary Information.

          17. Governing Law. This Restricted Securities Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

          18. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Securities and this Restricted Securities Agreement shall be subject to all terms and conditions of the Plan.

          19. Amendments; Construction. The Administrator may amend the terms of this Restricted Securities Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without his or her consent. To the extent the terms of Sections 15 or 16 above conflict with any prior agreement between the parties related to such subject matter, the terms of Sections 15 and 16 shall supersede such conflicting terms and control. Headings to Sections of this Restricted Securities Agreement are intended for convenience of reference only, are not part of this Restricted Securities Agreement and shall have no affect on the interpretation hereof.

          20. Survival of Terms. This Restricted Securities Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors. The terms of Sections 15 and 16 shall expressly survive the forfeiture of the Restricted Securities and this Agreement.

          21. Rights as a Stockholder. Subject to the restrictions set forth in the Plan and this Restricted Securities Agreement, the Participant shall possess
(a) prior to the consummation of the Brookdale Senior Living Transaction, all incidents of ownership with respect to the Restricted Securities other than the right to vote such Restricted Securities, but including the right to receive dividends and distributions with respect to such Restricted Securities; and (b) from and following the consummation of the Brookdale Senior Living Transaction, all incidents of ownership with respect to the Restricted Securities, including the right to receive dividends with respect to such Restricted Securities and to vote such Restricted Securities.


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

          22. Agreement Not a Contract for Services. Neither the Plan, the granting of the Restricted Securities, this Restricted Securities Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.

          23. Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Restricted Securities Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

          24. Representations. The Participant has reviewed with the Participant's own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Restricted Securities Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Securities Agreement.

          25. Severability. Should any provision of this Restricted Securities Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Securities Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Restricted Securities Agreement. Moreover, if one or more of the provisions contained in this Restricted Securities Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

          26. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Restricted Securities Agreement. The Participant hereby agrees to enter into any and all other agreements required pursuant to the terms of that certain amended and restated limited liability company agreement of the Company, dated as of June 29, 2005, by and among, FIT-ALT Investors LLC, NW Select LLC and Emeritus Corporation, and the Company. The Participant has read and understand the terms and provisions of the Plan and this Restricted Securities Agreement, and accepts the Restricted Securities subject to all the terms and conditions of the Plan and this Restricted Securities Agreement. The Participant hereby agrees to accept as binding, conclusive and final all


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decisions or interpretations of the Administrator upon any questions arising under this Restricted Securities Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Securities Agreement on the day and year first above written.

                                        FEBC-ALT INVESTORS LLC


                                        By /s/ Jeff Rosenthal
                                           -------------------------------------
                                        Name  Jeff Rosenthal
                                        Title Director


                                        Kristin Ferge

                                        /s/ Kristin Ferge
                                        ----------------------------------------
                                        The Participant


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                                    EXHIBIT A
                          ELECTION UNDER SECTION 83(B)
                      OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

          1. The name address, taxpayer identification number and taxable year of the undersigned are as follows:

     NAME OF TAXPAYER: _________________________________________________________

     NAME OF SPOUSE: ___________________________________________________________

     ADDRESS: __________________________________________________________________

     IDENTIFICATION NO. OF TAXPAYER: ___________________________________________

     IDENTIFICATION NUMBER OF SPOUSE: __________________________________________

     TAXABLE YEAR: _____________________________________________________________

          2. The property with respect to which the election is made is described as follows: _______ membership interests (the "Interests") of FEBC-ALT Investors LLC ("Company").

          3. The date on which the property was transferred is: ________, 20__.

          4. The property is subject to the following restrictions:

     The Interests may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions in such agreement.

          5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $__________.

          6. The amount (if any) paid for such property is: $______________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.


Dated:                  , 200
       -----------------     -          ----------------------------------------
                                        Taxpayer

The undersigned spouse of taxpayer joins in this election.


Dated:                  , 200
       -----------------     -          ----------------------------------------
                                        Spouse of Taxpayer